Exhibit 3.2

BYLAWS OF

IMAGE SENSING SYSTEMS, INC.

ARTICLE I

OFFICES

The registered office of the corporation shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or statement of the Board of Directors filed with the Secretary of State of the State of Minnesota changing the registered office in the manner prescribed by law. The corporation may also have offices and places of business at such other locations as the Board of Directors may from time to time designate, or the business of the corporation may require.

ARTICLE II

SHAREHOLDER'S MEETINGS

Section l. Time and Place of Meetings. Regular or special meetings of the shareholders shall be held on the date and at the time and place fixed by the President/Chief Executive Officer or the Board of Directors, except that a special meeting called by, or at the demand of a shareholder or shareholders, pursuant to Minnesota Statutes, Section 302A.431, Subd. 2, shall be held in the county where the principal executive office is located.  The Board of Directors may determine that any regular or special meeting of shareholders may be held, in whole or in part, by means of “remote communication” (as such term is defined in Minnesota Statutes, Chapter 302A, as now enacted or hereafter amended).

Section 2. Regular Meetings. At any regular meeting of the shareholders there shall be an election of qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting. Any business appropriate for action by the shareholders may be transacted at a regular meeting. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders are present in person or by proxy and none of them objects to such designation. Regular meetings may be held no more frequently than once per year.

Section 3. Notice of Meetings. Written notice of a meeting of the shareholders stating the time and place thereof shall be mailed at least five (5) days prior to the meeting, except as otherwise provided by statute, to each shareholder entitled to notice of and to vote thereat to the last known address of such shareholder as the same appears upon the books of the corporation. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the call, unless all of the shareholders are present in person or by proxy and none of them objects to consideration of a particular item of business.

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Exhibit 3.2

Section 4. Waiver of Notice and Authorization Without Meeting. Notice of the time, place and purpose of any meeting of shareholders, whether required by statute, the Articles of Incorporation or these Bylaws, may be waived by any shareholder. Such waiver may be given before or after the meeting, and whether given in writing, orally or by attendance.

Any action which may be taken at a meeting of the shareholders may be taken without a meeting, if authorized in writing or writings signed by all shareholders who would be entitled to notice of a meeting for such purpose.

Section 5. Quorum. The presence at any meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote, shall constitute a quorum for the transaction of business. If, however, such majority shall not be present in person or by proxy at any meeting of the shareholders, those present shall have the power to adjourn the meeting from time to time, without notice other than by announcement at the meeting, until the requisite amount of voting shares shall be represented. At any such adjourned meeting at which the required number of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 6. Voting. At all meetings of the shareholders, each shareholder having the right to vote shall be entitled to vote in person or by proxy, duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one (1) vote for each share having voting power standing in his name on the books of the corporation. Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections shall be had and all questions decided by a majority vote except as otherwise required by statute.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Election of Directors. The business and affairs of this corporation shall be managed by its Board of Directors. Until the first meeting of the shareholders, the directors shall be the persons named as directors in the Articles of Incorporation. Thereafter, the number of directors shall be the number fixed from time to time by the Board of Directors or by the affirmative vote of the holders of at least a majority of the voting power of the shares of the Company, which shall not be less than two (2) nor more than nine (9). Directors need not be shareholders. Each of the directors shall hold office until the regular meeting of the shareholders next held after its election, until a successor shall have been elected and shall qualify, or until he shall resign or shall have been removed as hereinafter provided.

Section 2. Board Meetings; Place and Notice. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally or in writing or by attendance. Any director may call a meeting of the Board of Directors by giving five (5) days’ notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting.

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Exhibit 3.2

Notice may be given by mail, telephone, telegram or in person. If a meeting schedule is adopted by the Board of Directors, or if the date and time of a Board of Directors meeting has been announced at a previous meeting, no notice is required.

Section 3. Waiver of Notice and Authorization Without Meeting. A director may waive notice of a meeting of the Board of Directors. A waiver of notice by a director is effective, whether given before, at, or after the meeting and whether given in writing, orally or by attendance.

Any action which may be taken at a meeting of the Board of Directors may be taken without a meeting if authorized by a writing or writings signed by all of the directors.

Section 4. Quorum. At all meetings of the Board of Directors, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors

Section 5. Order of Business. The Board of Directors may from time to time determine the order of business at its meeting. The usual order of business shall be as follows:

a.          The meeting is called to order by the Chairman of the Board or, in his absence or disability, by the President.

b.          Roll call - quorum being present, the meeting proceeds with business.

c.          Reading by the Secretary of the minutes of the previous meeting and their consideration and approval.

d.          Report of officers.

e.          Report of committees.

f.          Consideration of communications.

g.          Unfinished business.

h.          New business.

i.          Motion to adjourn.

Section 6. Vacancies. If the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the shareholders, by majority vote, shall choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

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Exhibit 3.2

Section 7. Indemnification of Directors and Officers. Any person (including any present or future director or officer, or the heirs of legal representatives of any such director or officer) made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation or serves any other corporation in any capacity at the request of this corporation, shall be indemnified by the corporation, and the corporation may advance his related expenses, in the manner and to the full extent as provided by the laws of the State of Minnesota in such case made and provided and as otherwise permitted by law.

Section 8. Executive Committee. Where the Board of Directors is composed of more than two (2) members, the Board of Directors may, by unanimous affirmative action of the entire· Board, designate two (2) or more of its members to constitute an Executive Committee which, to the extent determined by unanimous affirmative action of the entire Board of Directors, shall have and exercise all of the authority of the Board of Directors in the management of the business of the corporation. Any such Executive Committee shall act only in the interval between meetings of the Board of Directors, and shall be subject at all times to the control and direction of the Board of Directors.

ARTICLE IV

POWER OF DIRECTORS

Section 1. Issuance of Shares. The Board of Directors is authorized and empowered to issue shares of the capital stock of the corporation to the full amount authorized by the Articles of Incorporation and all amendments thereto in such amounts and at such times as may be determined by the Board of Directors and as permitted by law.

Section 2. Closing of Books. The Board of Directors may fix a time not exceeding sixty (60) days preceding the date of any meeting of the shareholders as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of any shares during the whole or any part of such period.

Section 3. Other Powers. In addition to the powers and authorities conferred upon them by these Bylaws, the Board of Directors shall have the power to do all acts necessary and expedient to the conduct of the business of this corporation that are not conferred upon the shareholders by the Bylaws or by the Articles of Incorporation and all amendments thereto or by statute.

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Exhibit 3.2

ARTICLE V

OFFICERS

Section 1. Election of Officers. The Board of Directors shall, from time to time, elect a President/Chief Executive Officer and a Treasurer/Chief Financial Officer. The Board of Directors may, but shall not be required to, elect a Chairman of the Board, who shall be a member of the Board of Directors.  The Board of Directors may, but shall not be required to, elect a Secretary and one (1) or more Vice Presidents, as they may determine, one of whom may be designated as an Executive Vice President. In addition, the Board of Directors may elect such other officers and agents as it may determine necessary, including Assistant Secretaries and Assistant Treasurers. Such officers shall exercise such powers and perform such duties as are prescribed by the Articles of Incorporation or the Bylaws or as may be otherwise determined from time to time by the Board of Directors. Any number of offices or functions of those officers may be held or exercised by the same person.

Section 2. Terms of Office. The officers of the corporation shall hold office for such terms as shall be determined from time to time by the Board of Directors or until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed by the affirmative vote of a majority of the whole Board of Directors with or without cause.

Section 3. Salaries. The salaries of all officers and agents of the corporation shall be determined by the Board of Directors.

Section 4. President/Chief Executive Officer. The President/Chief Executive Officer shall be the chief executive officer of the corporation, and shall have the general direction of the affairs of the corporation. In the absence or disability of the Chairman of the Board, he shall preside at all meetings of the shareholders and of the Board of Directors. He shall direct general active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all contracts, mortgages and other instruments of the corporation, and may appoint and discharge agents and employees. He shall be ex officio a member of any executive committee which may be constituted hereunder, and all other standing committees, and shall perform all such other duties as are incident to his office, or are properly required of him by the Board of Directors. As used herein or in other writings of, or documents delivered on behalf of, the corporation, the titles "President" and "Chief Executive Officer" shall mean one and the same person and shall be interchangeable.

Section   5. Vice Presidents. The Vice Presidents in the order designated by the Board of Directors shall perform the duties and exercise the powers of the President/Chief Executive Officer in his absence or incapacity. The Vice Presidents shall perform such other duties as the Board of Directors shall from time to time prescribe.

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Exhibit 3.2

Section 6. Secretary and Assistant Secretaries. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders, and record all votes and minutes for all proceedings in a book kept for that purpose, and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President/Chief Executive Officer under whose supervision he shall be. He shall keep in safe custody the seal, if any, of the corporation, and shall affix the same to any instrument requiring it.

The Assistant Secretaries in the order designated by the Board of Directors shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

Section 7. Treasurer/Chief Financial Officer and Assistant Treasurers.  The Treasurer/Chief Financial Officer shall have the custody of the corporate funds and securities, and shall keep full and accurate account of receipt and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated from time to time by the Board of Directors; he shall disburse the funds of the corporation in discharge of corporate liabilities and obligations as may be ordered by the Board of Directors from time to time, taking the proper vouchers for such disbursements, and shall render to the President and the Board of Directors whenever they may require the same, an account of all of his transactions and of the financial condition of the corporation; he shall give the corporation a bond, if required by the Board of Directors, in such sum as the Board of Directors may by resolution determine; and with one (1) or more sureties satisfactory to the Board of Directors for the faithful performance of the duties of his office, and for the restoration to the corporation in case of death, resignation, retirement or removal from office of all books, vouchers, papers, money and other property of whatsoever kind in his possession or under his control belonging to the corporation. As used herein or in other writings of, or documents delivered on behalf of, the corporation, the titles "Treasurer" and "Chief Financial Officer" shall mean one and the same person and shall be interchangeable.

The Assistant Treasurers in the order designated by the Board of Directors shall, in the absence or disability of the Treasurer/Chief Financial Officer, perform the duties and exercise the powers of the Treasurer/Chief Financial Officer, and shall perform such other duties as the Board of Directors shall prescribe.

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Exhibit 3.2

 Section 8. Vacancies. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board of Directors, by a majority vote, shall choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred.

Section 9. Delegation of Authority. An officer elected or appointed by the Board of Directors may delegate some or all of the duties or powers of his office to other persons, provided that such delegation is in writing.

Section 10. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors, and he shall perform such other duties as are properly required of him by the Board of Directors.

ARTICLE VI

REPAYMENT OF DISALLOWED AMOUNTS

Any payments made to, or on behalf of, an officer of the corporation, such as, for example, for salary, commission, bonus, interest rent, travel or entertainment, which shall be finally disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be repaid by such officer to the corporation to the full extent of such disallowance. Said amount shall be repaid to the corporation by said officer within ninety (90) days from the date of the final disallowance of a deduction for such amounts. For purposes hereof, the term "final disallowance" shall mean the agreement by the corporation with the Internal Revenue Service to such disallowance of a deduction for such amounts. For purposes hereof, the term "final disallowance" shall mean the agreement by the corporation with the Internal Revenue Service to such disallowance or a court decision establishing such disallowance (and, if a court decision is appealed, the final disallowance of a deduction shall not be deemed to have occurred until the rendering of the decision of the Appellate Court affirming the disallowance). All such payments made to, or on behalf of, an officer of the corporation subsequent to the date of adoption of these Bylaws shall be subject to repayment to the corporation pursuant to the provisions of this bylaw, and it shall be the duty of the directors, as a board, to enforce payment of each such amount disallowed.

ARTICLE VII

CERTIFICATE OF SHARES

Section 1. Type of Certificate. Shares of this corporation’s stock may be certificated or uncertificated, as provided under Minnesota law. Each holder of certificated stock in this corporation shall be entitled to a certificate of stock.  Certificates of shares of this corporation shall be in such form as shall be prepared or be approved by the Board of Directors. Each certificate shall be signed by the President/Chief Executive Officer or Vice President and the Treasurer/Chief Financial Officer or Secretary or Assistant Secretary, and shall have affixed thereto the corporate seal, if any. Said signatures and the corporate seal, if any, may be facsimiles, engraved or printed, if the certificate is signed by a Transfer Agent or Registrar. All certificates shall contain such information as may be required by statute.

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Exhibit 3.2

Section 2. Transfers of Shares. Transfers of shares shall be made on the books of the corporation only by the record holder of such shares or by attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate therefor properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

Section 3. Lost Certificates. Any shareholder claiming a certificate of shares to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form, in an amount, and with one (1) or more sureties satisfactory to the Board of Directors, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

ARTICLE VIII

MISCELLANEOUS

Section 1. Inspection Of Books. The shareholders shall be permitted to inspect the books of the corporation in the manner and at the times permitted by law.

Section 2. Corporate Seal. If so directed by the Board of Directors, the corporation may use a corporate seal. The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the corporation. The seal need only include the word "seal", but it may also include, at the discretion of the Board of Directors, such additional wording as is permitted by law.

Section 3. Checks And Documents. All checks or demands for money and notes of the corporation and all other instrument, documents or deeds of every kind, nature and description required to be executed in the name and in behalf of the corporation shall be signed by such of the officers or agents of the corporation as the Board of Directors may from time to time by resolution designate and determine.

Section 4. Fiscal Year. The fiscal year of this corporation shall be as determined by resolution of the Board of Directors.

Section 5. Amendments To Bylaws. These Bylaws may be amended or altered by the vote of a majority of the Board of Directors present at any meeting provided that notice of such proposed amendments shall have been given in the notice given to the directors of such meeting. Such authority of the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws as prescribed by statute and subject to any other limitations on such authority prescribed by statute.

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Exhibit 3.2

These Bylaws were adopted on January 19, 1985 and

amended on July 13, 2007, September 16, 2011, and

December 8, 2020 by resolutions of the

Board of Directors of Image Sensing Systems, Inc.

/s/ Frank G. Hallowell
Frank G. Hallowell
Secretary

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